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                     SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549

                                  Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                            BIDBAY.COM, INC.
                            ----------------
             (Exact name of registrant as specified in its charter)


Nevada                                     95-4814876
--------                                   ------------
(State of incorporation                   (I.R.S. Employer
or organization)                          Identification No.)



              7209 Foothill Blvd, Tujunga, California, 91042;
                          Telephone (818) 951-5755
             ------------------------------------------------
        (Address and telephone number of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                 Name of each exchange of which
      to be so registered                 each class is to be registered

      Not Applicable                      Not Applicable
      --------------                      --------------

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[X]

Securities Act registration statement file number to which this form relates: 333-53708
 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common stock, par value of $0.001
                     ---------------------------------
                             (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's
Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-53708) is incorporated by reference into this registration statement.

Item 2.  Exhibits

EXHIBIT
NUMBER                  DESCRIPTION
------------            --------------------
3.1                     Articles of Incorporation(1)
3.2                     By-Laws(1)
4.1                     Share Certificate(1)
5.1                     Opinion of Cane & Company, LLC,
                          with consent to use (1)
10.1                    Material Contract - Speedyclick.com Services
                          Agreement(1)
10.2                    Material Contract - Letter of Agreement(1)
10.3                    Material Contract - Business Development
                          Agreement(1)
23.1                    Consent of Pritchett, Siler & Hardy, P.C.,
                          Certified Public Accountants (1)

---------------------

(1) Previously filed as an exhibit to the Company's Form SB-2 on January 16, 2001.

                            SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: October 26, 2001


BidBay.com, Inc.
Registrant


By:   /s/ George Tannous
      ----------------------------------------
      George Tannous
      Principal Executive Officer





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